EXHIBIT 10.1
FIRST AMENDMENT TO THE
HOLLY CORPORATION LONG-TERM INCENTIVE COMPENSATION PLAN
As Amended and Restated
(Formerly designated the Holly Corporation 2000 Stock Option Plan)
     THIS FIRST AMENDMENT is effective May 10, 2005 and is made by Holly Corporation (the “Company”).
W  I  T  N  E  S  S  E  T  H:
     WHEREAS, the board of directors of the Company (the “Board”) adopted the Holly Corporation Long-Term Incentive Compensation Plan, as amended and restated (formerly designated the Holly Corporation 2000 Stock Option Plan), effective as of December 12, 2002 (the “Plan”);
     WHEREAS, Section 10(f) of the Plan provides that the Plan may be amended by the Board without approval of the stockholders of the Company, except that any amendment to the Plan of which approval of the stockholders is required by any federal or state law or regulation or the rules of any stock exchange on which the shares of the Company are listed or quoted must be approved by the stockholders of the Company; and
     WHEREAS, the Board desires to amend the Plan to provide that a Performance Award granted under the Plan may include a right to receive cash and/or other consideration other than shares of the common stock of the Company.
     NOW, THEREFORE, Section 2(q) of the Plan is hereby amended in its entirety to read as follows:
     (q) “Performance Award” means a right granted to a Participant under Section 8 hereof to receive cash and/or other consideration other than Shares based on performance conditions, as provided in Section 8, measured over a period of not less than one year nor more than 10 years.
     NOW, THEREFORE, be it further provided that, except as provided above, the Plan shall continue to be read in its current state.
     IN WITNESS WHEREOF, this First Amendment has been executed by a duly authorized officer of the Company as of the date specified below and effective as set forth herein.

HOLLY CORPORATION
a Delaware corporation

By:	/s/ W. John Glancy

Name: W. John Glancy

Title: Senior Vice President and General Counsel

Date: as of May 10, 2005